UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Filed Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported): June 19, 2013

Repros Therapeutics Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-15281	76-0233274

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2408 Timberloch Place, Suite B-7

The Woodlands, Texas 77380

(Address of principal

executive offices

and zip code)

(281) 719-3400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01         Entry into a Material Definitive Agreement.

On June 19, 2013, Repros Therapeutics Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated, as the representative of several underwriters: Merrill Lynch, Pierce, Fenner & Smith Incorporated, Lazard Capital Markets LLC, Ladenburg Thalmann & Co. Inc. and Ascendiant Capital Markets, LLC (collectively, the “Underwriters”). Subject to the terms and conditions of the Underwriting Agreement, the Company agreed to sell to the Underwriters, and the Underwriters agreed to purchase from the Company, an aggregate of 3,750,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 (“Common Stock”), at a price to the Underwriters of $17.86 per share. The Underwriters will initially offer the Common Stock to the public at $19.00 per share. The Company also granted the Underwriters a 30-day option to purchase up to an additional 562,500 shares of Common Stock from the Company to cover overallotments, if any. On June 20, 2013, the Underwriters notified the Company of their exercise of the overallotment option in full. The resulting aggregate net proceeds to the Company from the offering, after deducting underwriting discounts and estimated expenses, will be approximately $76.5 million.

The offering is expected to close on or about June 25, 2013, subject to customary closing conditions. The offering is being made pursuant to the Company’s effective shelf registration statement on Form S-3 (Registration No. 333-184471), including the prospectus dated October 25, 2012, the preliminary prospectus supplement dated June 17, 2013, the free writing prospectus dated June 19, 2013 and the final prospectus supplement dated June 19, 2013.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties.

Subject to certain exceptions, the Company and all of the Company’s directors and executive officers also agreed not to sell or transfer any Common Stock held by them for 90 days after June 19, 2013 without first obtaining the written consent of the Underwriters, subject to certain limited exceptions. A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated by reference herein. The description of the terms of the Underwriting Agreement herein is qualified in its entirety by reference to such exhibit.

Attached as Exhibit 5.1 to this report and incorporated herein by reference is a copy of the opinion of Jackson Walker L.L.P. relating to the validity of the Shares to be issued in this offering.

Item 9.01      Financial Statements and Exhibits.

Exhibit
Number	Description

1.1	Underwriting Agreement between Repros Therapeutics Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as the representative of several underwriters, dated June 19, 2013.

5.1	Opinion of Jackson Walker L.L.P.

23.1	Consent of Jackson Walker L.L.P. (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Repros Therapeutics Inc.
Date: June 21, 2013
	By:	/s/ Kathi Anderson
Kathi Anderson
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

1.1	Underwriting Agreement between Repros Therapeutics Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as the representative of several underwriters, dated June 19, 2013.

5.1	Opinion of Jackson Walker L.L.P.

23.1	Consent of Jackson Walker L.L.P. (included in Exhibit 5.1).